                                                                    EXHIBIT 4.14


                                PATENT ASSIGNMENT

         WHEREAS, Tidel Engineering, Inc., a Delaware corporation located at 2310 McDaniel Drive, Carrollton, Texas 75006 merged with and into Tidel Engineering, L.P. as of March 31, 1999, and is record owner of the patents described on Exhibit A attached (the "Patents"); and

         WHEREAS, Tidel Engineering, L.P., a limited partnership organized and existing under the laws of the State of Delaware and having offices at 2310 McDaniel Drive, Carrollton, Texas 75006 ("Assignee") is desirous of acquiring, pursuant to the merger of the Assignor into the Assignee, the entire right, title and interest in and to the Patents;

         NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the undersigned transfers to Assignee, its successors and assigns, its entire right, title and interest in and to the Patents and all rights and benefits under any applicable law, treaty or convention; and the undersigned authorizes the Commissioner of Patents and Trademarks of the United States or foreign equivalent thereof to issue the Letters Patent or similar legal protection to the Assignee.

         The undersigned authorizes the Assignee, its successors and assigns, to insert in this instrument the filing date and serial number of the application when ascertained.

         The undersigned authorizes the Assignee, its successors and assigns, or anyone it may properly designate, to apply for Letters Patent or similar legal protection, in its own name if desired, in any and all foreign countries.

         The undersigned represents to the Assignee, its successors and assigns, that it has not and shall not execute any writing or do any act whatsoever conflicting with this Assignment and that it will at any time upon request, without additional consideration, but at the expense of the Assignee, its successors and assigns, execute such additional writings and do such additional acts as the Assignee, its successors and assigns, may deem desirable to perfect its enjoyment of this grant, and render all assistance in making application for and obtaining, maintaining, and enforcing the Letters Patent or similar legal protection on the invention in any and all countries.

         Executed effective as of March 31, 1999.

                                    ASSIGNOR:

                                    TIDEL ENGINEERING, INC.


                                    By:
                                        ----------------------------------------
                                        Mark K. Levenick, President


THE STATE OF TEXAS

COUNTY OF DALLAS

         BEFORE ME, _____________________ on this day personally appeared MARK
K. LEVENICK, known to me or proved to me on the oath of MARK K. LEVENICK or through ______________ (description or identity card or other documents) to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same for the purposes and consideration therein expressed.

      GIVEN UNDER MY HAND AND SEAL OF OFFICE this ____ day of April, A.D., 1999.


                                          --------------------------------------
                                          Notary Public, State of Texas


My Commission Expires:

                                          --------------------------------------
                                          Typed/Printed Name of Notary



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



                                   SCHEDULE 1
                                    TO PATENT
                               SECURITY AGREEMENT
                               ------------------

                              PATENT REGISTRATIONS
                              --------------------


      PATENT NO.        ISSUE DATE                TITLE                            PATENT EXPIRES
      ----------        ----------                -----                            --------------
1.    4,877,235          10/31/89   Currency Sorter and Storage Device             October 31, 2006

2.    5,095,748           3/17/92   Sonic Tank Monitoring System                   March 17, 2009

3.    5,220,157           6/15/93   Scrip Controlled Cash Dispensing System        June 15, 2010

4.    5,340,967           8/23/94   Method for Storing and Dispensing Cash         August 23, 2011

5.    5,508,500           4/16/96   Method for Storing and Dispensing Cash         April 16, 2013


                                 FOREIGN PATENTS
                                 ---------------

      PATENT NO.        ISSUE DATE                TITLE                            PATENT EXPIRES
      ----------        ----------                -----                            --------------
1.    180049             11/9/95    Mexican counterpart to No. 2 above             August 5, 2011
                                                                                   (Annuities paid
                                                                                   through 11/9/00)


                              PATENT APPLICATIONS
                              -------------------

                                      NONE


                                PATENT LICENSES
                                ---------------

                                      NONE



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